Press Release	Contacts:
Quentin McMillan (Investors): quentin.mcmillan@aig.com
Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Early Results and Upsizing of Its Tender Offer for Debt Securities

NEW YORK, Nov. 21, 2023 – American International Group, Inc. (NYSE: AIG) today announced the early results of its previously announced tender offer (the “Tender Offer”) to purchase for cash the notes and debentures of the series listed in the table below (collectively, the “Securities”). The Tender Offer was made pursuant to AIG’s Offer to Purchase, dated November 6, 2023 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of the Tender Offer. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

In addition, AIG has exercised its previously disclosed right to amend the terms of the Tender Offer to increase the aggregate purchase price (excluding Accrued Interest) for all Securities validly tendered and accepted for purchase pursuant to the Tender Offer to $1.5 billion (such amount, as increased, the “Tender Cap”). Except as described in this press release, the terms and conditions of the Tender Offer set forth in the Offer to Purchase remain unchanged.

According to information provided by Ipreo LLC, the Information Agent and Tender Agent in connection with the Tender Offer, $3,350,031,000 aggregate principal amount of the Securities demoninated in U.S. dollars and €524,765,000 aggregate principal amount of the Securities demoninated in euro were validly tendered prior to or at the Early Participation Date and not validly withdrawn. The table below provides certain information about the Tender Offer, including the aggregate principal amount of each series of Securities validly tendered and not validly withdrawn prior to the Early Participation Date.

Acceptance Priority Level	Title of Security	Security Identifier(s)	Principal Amount Outstanding (millions)	Aggregate Principal Amount Tendered as of the Early Participation Date (1)
1	2.500% Notes Due 2025	CUSIP: 026874DQ7 ISIN: US026874DQ70	$1,000.0	$853,854,000
2	3.900% Notes Due 2026	CUSIP: 026874DH7 ISIN: US026874DH71	$750.0	$513,840,000
3	1.875% Notes Due 2027	CUSIP: AN6673288 ISIN: XS1627602201	€1,000.0	€524,765,000
4	4.200% Notes Due 2028	CUSIP: 026874DK0 ISIN: US026874DK01	$341.0	$159,634,000
5	8.175% Series A-6 Junior Subordinated Debentures Due 2058	CUSIP: 026874BS5 ISIN: US026874BS54	$166.4	$31,966,000
6	6.820% Notes Due 2037	CUSIP: 026874CW5 ISIN: US026874CW57	$143.4	$34,257,000
7	6.250% Series A-1 Junior Subordinated Debentures Due 2037	CUSIP: 026874BE6 ISIN: US026874BE68	$37.7	$14,016,000
8	4.375% Notes Due 2055	CUSIP: 026874DB0 ISIN: US026874DB02	$246.4	$35,449,000
9	6.250% Notes Due 2036	CUSIP: 026874AZ0 ISIN: US026874AZ07	$584.3	$180,129,000
10	4.800% Notes Due 2045	CUSIP: 026874DF1 ISIN: US026874DF16	$750.0	$332,962,000
11	4.375% Notes Due 2050	CUSIP: 026874DP9 ISIN: US026874DP97	$1,000.0	$527,579,000
12	4.750% Notes Due 2048	CUSIP: 026874DL8 ISIN: US026874DL83	$1,000.0	$520,122,000
13	4.500% Notes Due 2044	CUSIP: 026874DA2 ISIN: US026874DA29	$746.6	$146,223,000

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(1) As reported by Ipreo LLC, the Information Agent and Tender Agent in connection with the Tender Offer.

Pursuant to the terms of the Tender Offer, AIG will accept for payment up to the Tender Cap Securities validly tendered and not validly withdrawn as shown in the table above and in accordance with the Acceptance Priority Levels. Because the aggregate purchase price of the Securities validly tendered at or prior to the Early Participation Date exceeds the Tender Cap, AIG does not expect to accept any further tenders of Securities.

The pricing of the Total Consideration for each series of Securities is expected to occur at or about 10:00 a.m., New York City time (3:00 p.m., London time), on November 21, 2023 (the “Reference Yield and FX Determination Date”).

Upon the terms and subject to the conditions set forth in the Offer to Purchase, holders whose Securities were validly tendered and not validly withdrawn at or prior to the Early Participation Date, and are accepted for purchase in the Tender Offer, will receive the applicable Total Consideration for each $1,000 or €1,000 principal amount of such Securities in cash on the early settlement date, which will be November 22, 2023 (the “Early Settlement Date”). In addition to the applicable Total Consideration, such holders will be paid the Accrued Interest. Interest will cease to accrue on the Early Settlement Date for all Securities that were validly tendered and not validly withdrawn at or prior to the Early Participation Date, and that are accepted for purchase in the Tender Offer.

Securities that have been validly tendered and not validly withdrawn at or before the Early Participation Date and are accepted in the Tender Offer will be purchased, retired and canceled by AIG on the Early Settlement Date.

AIG has retained BofA Securities, Inc., Citigroup Global Markets Inc. and U.S. Bancorp Investments Inc. as the Joint Lead Dealer Managers and BNP Paribas Securities Corp., SG Americas Securities, LLC and SMBC Nikko Securities America, Inc. as Co-Dealer Managers. Ipreo LLC is the Information Agent and Tender Agent. For additional information regarding the terms of the Tender Offer, please contact: BofA Securities, Inc. at (888) 292-0070 (toll-free), (980) 387-3907 (collect for U.S. dollar securities) or +44 (207) 996 5420 (collect for euro securities); Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); or U.S. Bancorp Investments, Inc. at (800) 479-3441 (toll-free) or (917) 558-2756 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Ipreo LLC by telephone at (212) 849-3880 (for banks and brokers only) and (888) 593-9546 (for all others toll-free), by email at ipreo-tenderoffer@ihsmarkit.com or to the Joint Lead Dealer Managers at their respective telephone numbers.

This news release does not constitute an offer or an invitation by AIG to participate in the Tender Offer in any jurisdiction in which it is unlawful to make such an offer or solicitation.

Certain statements in this press release, including those describing the completion of the Tender Offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide insurance solutions that help businesses and individuals in approximately 70 countries and jurisdictions protect their assets and manage risks. For additional information, visit www.aig.com. This website with additional information about AIG has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release. AIG common stock is listed on the New York Stock Exchange.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.